Maytag Corporation
                          403 West Fourth Street North
                               Newton, Iowa 50208


                                 March 23, 1995


BY ELECTRONIC SUBMISSION
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Maytag Corporation
          File No. 1-655
          Definitive Proxy Materials

Ladies and Gentlemen:

     Enclosed for filing by Maytag Corporation (the "Company"), pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "Exchange Act"), as modified by Item 309 of Regulation S-T, are definitive copies of the Company's proxy statement and proxy card (collectively, the "1995 Proxy Materials"). Pursuant to Rule 14a-6(m) under the Exchange Act, a cover page is included with the 1995 Proxy Materials. The 1995 Proxy Materials will be released to shareholders on or about March 23, 1995.

     The filing fee of $125 required by Rule 14a-6(i)(1) has been submitted by wire transfer to the U.S. Treasury designated lockbox depository at the Mellon Bank in Pittsburgh, Pennsylvania.

     Pursuant to Item 304(d) of Regulation S-T, the performance graph required by Item 402(1) of Regulation S-K has been described and interpreted in tabular or chart form within the electronic filing of the 1995 Proxy Materials and the Company will submit supplementally a paper copy of the performance graph to the Company's Branch Chief in the Division of Corporation Finance of the Securities and Exchange Commission ("SEC").

     As permitted by Item 101(b) of Regulation S-T, the Company has elected to file seven copies of Company's 1994 Annual Report with SEC pursuant to Rule 14a-3(c).

     One copy of a conforming paper format copy of the 1994 Proxy Materials will be submitted to the SEC at the address indicated below in accordance with Item 901 of Regulation S-T. Each such conforming paper format copy will include the following legend: "This conforming paper document is being submitted pursuant to Rule 901(d) of Regulation S-T."


Securities and Exchange Commission
Page 2
March 23, 1995



     If you have any questions, please contact E. James Bennett at 515/791-8394 or Jim L. Kaput of Sidley & Austin at 312/853-2655.


                                   Very truly yours,



                                   E. James Bennett

Enclosures

cc:  Mr. Robert Bartelmes
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

                                  Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )


Filed by the Registrant [ ]
Filed by a Part other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to
      240.14a-11(c) or 240.14a-12

               Maytag Corporation
(Name of Registrant as Specified In Its Charter)

                E. James Bennett
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii),
      14a-6(i) or 14-a-6(j)(2).
[ ]   $500 per each party to the controversy
      pursuant to Exchange Act Rule 14a-
      6(i)(3).
[ ]   Fee computed on table below per Ex-
      Change Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to
  which transaction applies:
____________________________________________
  (2) Aggregate number of securities to
  which transaction applies:
____________________________________________
  (3) Per unit price or other underlying
  value of transaction computed pursuant to
  Exchange Act Rule 0-11:___/
____________________________________________
  (4) Proposed maximum aggregate value of
  transaction:
____________________________________________

__/ Set forth the amount on which the
filing fee is calculated and state how it was
determined.
[ ]   Check box if any part of the fee is
      offset as provided by Exchange Act Rule
      0-11(a)(2) and identify the filing for
      which the offsetting fee was paid previ-
      ously.  Identify the previous filing by
      registration statement number, or the
      Form or Schedule and the date of its
      filing.
  (1) Amount Previously Paid:
_____________________________________________
  (2) Form, Schedule or Registration State-
  ment No.:
_____________________________________________
  (3) Filing Party:
_____________________________________________
  (4) Date Filed:
_____________________________________________

                               MAYTAG CORPORATION
                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                _______________


MEETING NOTICE

     The Annual Meeting of the Shareholders of Maytag Corporation, a Delaware Corporation, will be held at the Newton Senior High School Center for Performance, located at East Fourth Street South in Newton, Iowa, on April 25, 1995, at 9:30 a.m., for the purpose of considering and acting upon the following:

     (1) The election of four directors for three-year terms, expiring in 1998.

     (2) Selection of Ernst & Young LLP as independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 1995.

     (3) The transaction of any other matters that properly come before the meeting or any adjournment.

     Shareholders entitled to vote are invited to attend the Annual Meeting.

     The Board of Directors has fixed the close of business on March 1, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.



Dated:  March 23, 1995



                                   E. JAMES BENNETT
                                   Secretary


                                PROXY STATEMENT
                                _______________



     The Board of Directors solicits your proxy for use at the Annual Meeting of Maytag Corporation to be held April 25, 1995. Proxy statements and proxies will be mailed to shareholders on March 23, 1995. A shareholder who signs and returns a proxy may revoke it or give special voting specifications at any time before the proxy is exercised by writing the Secretary of the Corporation at its executive offices at 403 West Fourth Street North, Newton, Iowa 50208, by executing a later-dated proxy or by attending the 1995 Annual Meeting in person and giving written notice to the Secretary of the Corporation. The proxy will be voted in accordance with such specifications.

     The Corporation had 107,548,706 outstanding shares of common stock as of the close of business on March 1, 1995, not including 9,601,887 shares of treasury stock. The Corporation has no other voting securities outstanding. Shareholders are entitled to one vote per share on each matter. If the accompanying form of proxy is signed and returned, the shares it represents will be voted as directed on the proxy form. In the absence of direction, it is intended that such shares will be voted for each of the nominees named herein and for the selection of Ernst & Young LLP as independent auditors.

     A shareholder may, with respect to the election of directors (i) vote for the election of all four nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A shareholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter.

     A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors.









(1) DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

     Under the authority of the Corporation's Bylaws, the Board is to consist of twelve directors divided into three groups. The term of each group expires in different years. The four nominees for election to the Board of Directors this year to hold office until the 1998 Annual Meeting of Shareholders and until their successors have been duly elected and qualified are: Wayland R. Hicks, W. Ann Reynolds, John A. Sivright and Fred G. Steingraber.

     Proxies will be voted for each of the nominees unless, for reasons not now known, any nominee is unable to serve or other directions are given in the proxy. Should any of the nominees not be able to accept the office of director when the election occurs, it is intended that such proxies will be voted for the election of the remaining nominees and for any substitute nominees recommended by the Board of Directors or the Board of Directors may elect not to fill the vacancy and to reduce the number of directors.

     The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees.

     Mr. Harvey Kapnick's distinguished career on the Maytag Corporation Board of Directors concluded with his retirement from the Board in November of last year. His guidance and counsel will be missed.

     The following sets forth certain information regarding each nominee and each director whose term continues after the 1995 Annual Meeting based on information received from each such nominee and continuing director.

                     NOMINEES FOR A TERM TO EXPIRE IN 1998

                    Wayland R. Hicks, 52, Chief Executive and Vice Chairman,
               Nextel Communications, Inc.  Director since 1994.
Picture of
Wayland R.           Mr. Hicks was elected to fill a vacancy on the Board on
Hicks November 10, 1994. He has served as Chief Executive and Vice Chairman of Nextel Communications, Inc., a satellite cellular company since August, 1994. Prior to joining Nextel Mr. Hicks served in various management positions with Xerox Corporation, becoming a Vice President in 1983. Prior to assuming his current duties he served as Executive Vice President, Xerox Corporation. Mr. Hicks is also a director of Techtronics and Perdue Farms.

                    W. Ann Reynolds, 57, Chancellor of The City University of
               New York.  Director since 1988.
Picture of
W. Ann              Ms. Reynolds has served as Chancellor of The City University
Reynolds of New York since 1990. From 1982 to 1990 she served as Chancellor of The California State University. From 1979 to 1982 she served as Provost and as a professor at Ohio State University. Prior to that time she held a variety of administrative, research and teaching positions at the University of Illinois Medical Center. She is also a director of Abbott Laboratories, Humana, Inc. and Owens-Corning Fiberglas Corporation.




                    John A. Sivright, 66, Senior Consultant, Harris Bankcorp,
               Inc.  Director since 1976.
Picture of
John A.             Mr. Sivright held a number of positions with Harris
Sivright Bankcorp, Inc. and was named a Vice President in 1965, an Executive Vice President in 1980, Senior Relationship Executive in 1991 and to his current position in 1994. He is also a director of Harris Bank Winnetka N.A.

                    Fred G. Steingraber, 56, Chairman and Chief Executive
               Officer of A. T. Kearney, Inc., a management consulting firm.
               Director since 1989.
Picture of
Fred G.             Mr. Steingraber held various positions with A. T. Kearney
Steingraber    beginning in 1964 and became Chief Executive Officer in 1984.  He was elected to his current position in 1986. Mr. Steingraber is also a director of A. T. Kearney, Inc., A. T. Kearney,
               International, Southeastern Thrift and Bank Fund, Inc., Lawter
               International and Mercury Finance.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

     Edward C. Cazier, Jr., 70, Counsel to the international law firm Morgan, Lewis & Bockius, Los Angeles. Director since 1987. Term expires in 1997.

     Mr. Cazier practiced law with Hahn & Cazier in California for over 30 years. In 1987 the Hahn & Cazier firm combined its practice with Morgan, Lewis & Bockius. Mr. Cazier serves on no other corporate boards.

     Morgan, Lewis & Bockius provides certain legal services to the Corporation.

     Lester Crown, 69, Chairman of the Board, Material Service Corporation. Director since 1989. Term expires in 1997.

     Mr. Crown was elected Chairman of the Board of Material Service Corporation, a manufacturing company, in 1983, having served as its President since 1970. He is a director and Chairman of the Executive Committee of General Dynamics Corporation and Chairman of the Board of CC Industries, Inc.

     Howard L. Clark, Jr., 51, Vice Chairman, Lehman Brothers Inc., an investment banking and brokerage firm. Director since 1986. Term expires in 1996.

     Mr. Clark became Vice Chairman of Lehman Brothers Inc. in 1993. He was Chairman, President and Chief Executive Officer of Shearson Lehman Brothers Holdings, Inc. from 1990 until he assumed his current position. Prior thereto, Mr. Clark was Executive Vice President and Chief Financial Officer of American Express Company having held various positions with that firm since 1981. From 1968 to that time he was Managing Director of Blyth Eastman Paine Webber Incorporated or predecessor firms. He is also a director of Lehman Brothers, Inc. Fund, American Enterprises Holdings Inc. and Plasti-Line Inc.

     Leonard A. Hadley, 60, Chairman and Chief Executive Officer, Maytag Corporation. Director since 1985. Term expires in 1996.

     Mr. Hadley joined the Corporation in 1959 in the Accounting Department. He held a number of management positions before he was named Vice President in 1979. He was named President of Maytag Company in 1986, elected an Executive



Vice President of the Corporation in 1989, named Chief Operating Officer in 1990 and President in 1991. He was named Chief Executive Officer in 1992 and elected Chairman in 1993. He also serves as a director of Deere & Company.

     Robert D. Ray, 66, President and Chief Executive Officer of IASD Health Services Corporation. Director since 1984. Term expires in 1996.

     Mr. Ray served as Governor of Iowa from 1969 to 1983 when he became President and Chief Executive Officer of Life Investors, Inc. In 1988 he became President and Chief Executive Officer of IASD Health Services Corporation, formerly Blue Cross and Blue Shield of Iowa. Prior to 1969 he practiced law in Des Moines. He is also a director of IASD Health Services Corporation, IES Industries, Inc. and Norwest Bank.

     Bernard G. Rethore, 53, Former Senior Vice President, Phelps Dodge Corporation and President, Phelps Dodge Industries. Director since 1994. Term expires in 1997.

     Mr. Rethore was elected to the Board November 10, 1994 to fill a vacancy. He served as Senior Vice President of Phelps Dodge Corporation, and President, Phelps Dodge Industries, its diversified international industrial group from 1989 until taking early retirement in 1995. From 1984 to 1989, he was President, then Chief Executive Officer of Microdot Industries, the diversified manufacturing division of Microdot Inc.

     Neele E. Stearns, Jr., 59, Former President and Chief Executive Officer, CC Industries, Inc., a diversified holding company. Director since 1989. Term expires in 1997.

     Mr. Stearns served as Executive Vice President and Chief Operating Officer of Henry Crown and Company, the predecessor operation to CC Industries, Inc. from 1979 until 1986. From 1986 until his retirement in 1994 he served as President and Chief Executive Officer of CC Industries, Inc. He is also a director of Wallace Computer Services, Inc.

     Peter S. Willmott, 57, is Chairman and Chief Executive Officer of Willmott Services, Inc., a speciality retailing firm. Director since 1985. Term expires in 1996.

     Mr. Willmott served as Senior Vice President of Federal Express Corporation commencing in 1974 and became President of that company in 1980. Before assuming his current position in 1989 he was Chairman and Chief Executive Officer of Carson Pirie Scott & Co. from 1983 to 1989. He also serves as a director of Browning-Ferris Industries, Federal Express Corporation, International Multifoods Corporation, Mac Frugal's Bargins & Close-Outs Inc., Morgan Keegan & Co. Inc., Willmott Services, Inc. and Zenith Electronics Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table shows those persons or groups known to Maytag to be the beneficial owners of more than five percent (5%) of Maytag common stock as of February 15, 1995.








                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
_____________________________________________________________________________
                         Amount and Nature
Name and Address         of Beneficial Ownership        Percent of Class

Crown Group c/o  (1)          5,605,123                       5.30%
Gerald A. Weber
222 North LaSalle Street
Chicago, Illinois 60601
______________________________________________________________________________

  (1) Although no person or entity in the group owned beneficially more than 5% of the common stock outstanding, a number of persons acting together, including Lester Crown, members of his family, relatives, certain family partnerships, trusts associated with the Crown family, and other entities, are the beneficial owners of an aggregate of 5,605,123 shares of Maytag common stock, constituting 5.30% of the common stock. A Schedule 13D relating to the ownership of shares of common stock by these persons and entities has been filed with the Securities and Exchange Commission by Gerald A. Weber, as attorney and agent. These persons and entities, including Lester Crown, disclaim that they are a group for purposes of Section 13(d) of the Securities Exchange Act of 1934 or otherwise, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity filing the Schedule 13D.

     The following table shows for each director and nominee, for each executive officer named in the Summary Compensation Table on Page 7 and for all directors and executive officers as a group, the number of shares of Maytag common stock beneficially owned as of February 15, 1995.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
______________________________________________________________________________
                                     Amount and Nature of
          Name                       Beneficial Ownership     Percent of Class
______________________________________________________________________________
Edward C. Cazier, Jr.                   11,900 (b)                     *
Howard L. Clark, Jr.                    11,836 (b)                     *
John P. Cunningham, Jr.                 44,183 (b) (c)                 *
Lester Crown                         4,768,627 (a) (b) (d)            4.50%
Joseph F. Fogliano                      50,888 (b) (c)                 *
Edward H. Graham                        32,229 (b) (c)                 *
Leonard A. Hadley                      166,273 (a) (b) (c)             *
Wayland R. Hicks                           800                         *
Robert D. Ray                           15,600 (a) (b)                 *
Bernard G. Rethore                       2,000                         *
W. Ann Reynolds                         12,300 (b)                     *
John A. Sivright                        23,631 (a) (b)                 *
Neele E. Stearns, Jr.                   14,090 (b)                     *
Fred G. Steingraber                     15,000 (b)                     *
Peter S. Willmott                       35,000 (b)                     *
Carleton F. Zacheis                     36,662 (a) (b) (c)             *

All directors and executive officers
as a group consisting of 19 persons
including the above named.           5,277,356 (a)(b)(c)(d)           5.0%
- -------------------------------------------------------------------------------
*  Less than one percent.
     (a) Includes shares owned by associates or certain family members in which the director disclaims any beneficial interest.




     (b) Included in the totals are shares which the following directors, executive officers named in the Summary Compensation Table on Page 7 and all directors and executive officers as a group have the right to acquire under unexercised stock options: John P. Cunningham, Jr. 10,626 shares; Joseph F. Fogliano 11,700 shares; Edward H. Graham 11,320 shares; Leonard A. Hadley 28,800 shares; Carleton F. Zacheis 11,780 shares; W. Ann Reynolds and Messrs. Cazier, Clark, Crown, Ray, Sivright, Stearns, Steingraber and Willmott each have options to acquire 10,000 shares and all directors and executive officers as a group have options to acquire 176,216 shares.

     (c) Included in the individual totals are shares granted under stock awards in 1993, 1994 and 1995, pursuant to the Corporation's Stock Incentive Award Plan For Key Executives and as to which the following executive officers or directors and all executive officers as a group have sole voting power:
John P. Cunningham, Jr. 29,897; Joseph F. Fogliano 38,231; Edward H. Graham 15,871; Leonard A. Hadley 73,618; Carleton F. Zacheis 15,620; and all executive officers and directors as a group 193,934. Such shares are subject to forfeiture under the terms of the awards.

     (d) The number of shares shown as beneficially owned by Mr. Crown includes shares held by the following concerns of which he is a partner: Arelijay Company 956,325 and The Crown Fund 1,618,769; Henry Crown and Company (Not Incorporated), of which a trust of which he is a trustee is a partner owns 48,775. In addition, 1,001,237 shares are owned by various trusts of which he is a trustee; 55,491 shares are owned by various trusts of which he is a grantor and a beneficiary; 65,657 shares are owned by the Arie and Ida Crown Memorial of which he is a director, and 265,062 shares into which $4,050,000 principal amount of debentures owned by the Arie and Ida Crown Memorial may be converted. The number of shares shown does not include shares owned by various trusts of which Mr. Crown's children are beneficiaries. Mr. Crown disclaims beneficial ownership of the shares listed in this footnote, except to the extent of his beneficial ownership therein.

COMMITTEES AND ATTENDANCE

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee as well as other committees.

     The Audit Committee, which met five times in 1994, consists of Edward C. Cazier, Jr., Howard L. Clark, Jr., (effective January, 1995), John A. Sivright, (until January, 1995), Neele E. Stearns, Jr. and Fred G. Steingraber. It is charged with the review of the Corporation's financial statements with the Corporation's independent auditors and review of the relationship between the Corporation and its external and internal auditors.

     The Compensation Committee's duties are to review and approve compensation plans and policies of the Corporation, recommend to the Board the salaries of all officers of the Corporation, declare bonus and incentive plan allocations for management employees of the Corporation, award stock options and provide stock grants to key executives. The Committee consists of Howard L. Clark, Jr., (until January, 1995), Wayland R. Hicks (effective December, 1994), Harvey Kapnick (retired effective November, 1994), John A. Sivright (effective January,
1995), Neele E. Stearns, Jr., and W. Ann Reynolds. The Committee met four times in 1994.

     The Nominating Committee, which met three times in 1994, nominates persons to serve on the Board of Directors and recommends compensation levels and other remunerative programs for directors. It consists of Lester Crown, Robert D.



Ray, John A. Sivright and W. Ann Reynolds.

     During 1994 the Board of Directors held five meetings either in person or by telephone.

     During 1994 each director has attended at least 75% of Board meetings and meetings of the committees of which such director is a member.

(2)  RELATIONSHIP WITH INDEPENDENT AUDITORS

     A further purpose of the meeting is to select independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 1995. The persons named in the enclosed form of proxy have advised the Board of Directors that it is their intention, unless otherwise instructed by the shareholders, to vote for the selection of Ernst & Young LLP as such independent auditors. Ernst & Young LLP has audited the financial statements of the Corporation since 1925 and is expected to have a representative present at the meeting to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

     The following table shows the compensation of the chief executive officer of the Corporation and the other four most highly compensated executive officers of the Corporation for services rendered during 1994 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                    Annual Compensation                       Long Term Compensation
                         ------------------------------------------  ----------------------------------------
                                                                                   Awards             Payouts
                                                                     -------------------------------- -------
Name and Principal       Year     Salary      Bonus    Other Annual  Restricted Stock  Securities      LTIP        All Other
   Position                                            Compensation      Award(s)      Underlying     Payouts    Compensation
                                                                           <F1>        Options/SAR's(#)                <F2>

Leonard A. Hadley        1994    $563,800   $505,000         $0         $   0            25,000         $0         $ 7,234
Director, Chairman &     1993     527,675    350,000          0          306,914         25,000          0           6,811
CEO                      1992     455,000    200,000          0             0              0             0           6,164

Joseph F. Fogliano <F3>  1994    $385,900   $254,694         $0         $   0            18,000         $0         $ 4,373
Exec. VP & President     1993     170,985     86,623          0          144,427         11,700          0          54,641
N. American Appl. Group  1992        -          -             -             -              -             -            -

John P.Cunningham, Jr.   1994    $325,000   $225,225         $0             0            25,626         $0         $ 2,445
Executive VP & CFO       1993        -          -             -             -              -             -            -
                         1992        -          -             -             -              -             -            -

Edward H. Graham         1994    $179,200   $102,144         $0         $   0             2,810         $0         $ 6,889
VP, General Counsel and  1993     166,667     73,901          0           64,020          5,380          0           6,404
Ass't. Secretary         1992     150,000     68,940          0             0              0             0           5,550

Carleton F. Zacheis      1994    $177,626    $98,263         $0         $   0             2,820         $0         $ 7,335
Sr. VP Planning &        1993     158,750     77,808          0           64,020          5,060          0           6,717
Development              1992     150,853     59,904          0             0              0             0           5,562



<F1> At December 31, 1994, the number of shares of Restricted Stock, the number of Restricted Units and the respective values thereof held by the above-named executive officers were as follows: Leonard A. Hadley, 55,533 shares valued at $836,466 and 23,799 units valued at $358,472; Joseph F. Fogliano, 27,977 shares valued at $421,404 and 11,990 units valued at $180,599; John P. Cunningham, Jr., 21,289 shares valued at $320,666 and 9,124 units valued at $137,430; Edward H. Graham, 11,867 shares valued at $178,747 and 5,086 units valued at $76,608; and Carleton F. Zacheis, 11,626 shares valued at $175,117 and 4,982 units valued at $75,041. Dividends are paid on Restricted Stock at the same time and at the same rate as on the common stock. Dividend Equivalents on Restricted Units are accrued and accumulate at the same rate and at the same time as dividends on the common stock. Dividend Equivalents on Restricted Units are treated as reinvested dividends applicable to the Restricted Units which Units are paid out if and when the performance goals (described in the Long-Term Incentive Plan Awards Table below) are satisfied.

<F2> The amounts reported in this column for 1994 consist of the dollar value of premiums paid for life insurance for the benefit of the named executive officer and the dollar value of corporate contributions to the account of the named executive officer pursuant to the terms of the Salary Savings (401(k)) Plan.
The contributions for each named executive officer are as follows: Leonard A. Hadley, life insurance $2,614, 401(k) $4,620; Joseph F. Fogliano, life insurance $1,961, 401(k) $2,412, John P. Cunningham, Jr., life insurance $2,445, 401(k)
$0; Edward H. Graham, life insurance, $2,409, 401(k) $4,480; and Carleton F. Zacheis, life insurance $2,894, 401(k) $4,441.

<F3> Joseph F. Fogliano joined the Corporation as Executive Vice President and
President, North American Appliance Group on July 15, 1993.

     The following table sets forth for the named executive officers, certain information regarding stock options granted in 1994.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                            INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK
                                                                           PRICE APPRECIATION FOR
                                                                               OPTION TERM <F4>

     (a)                 (b)            (c)          (d)           (e)         (f)        (g)
     Name             Number of      % of Total   Exercise or   Expiration
                      Securities      Options     Base Price       Date         5%         10%
                      Underlying     Granted to    ($/Share)
                     Options/SAR's  Employees in     <F3>
                      Granted (#)    Fiscal Year
                         <F1>           <F2>

Leonard A. Hadley        25,000          4.1%       15.625      11/10/2004   $245,662   $622,556

Joseph F. Fogliano       18,000          2.9%       15.625      11/10/2004   $176,877   $448,240

John P. Cunningham, Jr.  10,626          1.7%       18.250      01/02/2004   $121,958   $309,066
                         15,000          2.4%       15.625      11/10/2004   $147,397   $373,533

Edward H. Graham          2,810           .5%       15.625      11/10/2004   $ 27,613   $ 69,976

Carleton F. Zacheis       2,820           .5%       15.625      11/10/2004   $ 27,710   $ 70,224



<F1>In connection with his commencement of employment with the Corporation on
    January 3, 1994, Mr. Cunningham was granted an option to purchase 10,626 shares at a purchase price of 18.250 per share. These shares became exercisable on January 3, 1995. All other options reported in the Table become exercisable beginning on November 11, 1995, except that such options will become fully exercisable in the event of a Change of Control [generally defined as occurring when a person individually or together with its affiliates or associates (other than an employee benefit plan of the Corporation) shall have become the beneficial owner of 20% or more of the shares of the Corporation entitled to vote for directors or when directors who are not a person or part of a group which is or becomes the beneficial owner of 20% or more of the shares of the Corporation fail to constitute a majority of the Board of Directors].

<F2>Total options granted to employees in 1994 were 613,370.

<F3>Fair Market Value of underlying shares on the date of grant.

<F4>The dollar amounts under these columns are the result of hypothetical potential gains from calculations assuming annual growth rates of 5% and 10% in the value of the Corporation's future stock price over the 10 year term of the options which would result in the per share price of the Corporation's stock increasing from $15.625 to $24.84 and $39.55, respectively, for the options expiring on November 10, 2004 and from $18.250 to $29.73 and $47.34 respectively, for the option expiring January 2, 2004. These assumed rates of growth are required by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast possible future stock prices.

     The following table sets forth for the named executive officers certain information concerning options exercised during 1994 and unexercised options to purchase common stock held by such officers on December 31, 1994.

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND
                                YEAR END OPTION/SAR VALUES


                                                  Number of Securities Underlying   Value of Unexercised
                                                     Uexercised Options/SAR's       In-the-Money Options
                      Number Of                         December 31, 1994            December 31, 1994
                      Securities                                <F1>                          <F2>
     Name             Underlying   Value Realized
                     Options/SAR's
                     Exercised (#)
                                                    Exercisable  Unexercisable   Exercisable  Unexercisable

Leonard A. Hadley       12,880        $14,490          28,800        25,000          $0            $0

Joseph F. Fogliano        0             $0             11,700        18,000          $0            $0

John P. Cunningham, Jr.   0             $0                           25,626          $0            $0

Edward H. Graham          0             $0             11,320         2,810         $4,640         $0

Carleton F. Zacheis      1,000         $4,406          11,780         2,820         $5,120         $0


<F1> As of December 31, 1994, all options and SAR's were exercisable except those granted in 1994.

<F2> The value is calculated based on the aggregate amount of the excess of
$15.0625 (the average of the high and low price of common stock as reported in the New York Stock Exchange Composite Transactions Report for December 30, 1994) over the relevant exercise price(s).

     The following table sets forth for the named executive officers, certain information regarding a long-term incentive plan grant that was made on January 1, 1994.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                                                                      Estimated Future Payouts Under
                                                                      Non-Stock Price-Based Plans <F2>
      (a)                   (b)                      (c)               (d)            (e)         (f)
      Name            Number of Shares,     Performance or Other
                    Units or Other Rights  Period Until Maturation  Threshold (#)  Target (#)  Maximum (#)
                          (#) <F1>                or Payout

Leonard A. Hadley          25,245                  3 Years             6,311         25,245      30,294

Joseph F. Fogliano         14,514                  3 Years             3,629         14,514      17,417

John P.Cunningham, Jr.     12,224                  3 Years             3,056         12,224      14,669

Edward H. Graham            5,670                  3 Years             1,418          5,670       6,804

Carleton F. Zacheis         5,325                  3 Years             1,331          5,325       6,390

<F1> All awards identified in this table are made pursuant to the Corporation's
1991 Stock Incentive Award Plan which is a performance-based restricted stock plan. Target awards are comprised of 70% restricted stock and 30% restricted units. Dividends are paid on restricted stock at the same rate and at the same time as on the Common Stock and dividend equivalents on restricted units are accrued and accumulate at the same rate and at the same time as dividends on the common stock. Dividend equivalents are treated as reinvested dividends applicable to the restricted units, which units are paid out if and when the performance goals are satisfied. Target awards are based upon a percentage of base salary and vary depending upon the individual's position and responsibilities.

<F2> Estimated future payouts are predicated upon the achievement of corporate return on sales and return on assets objectives over the period from January 1, 1994 to December 31, 1996. The achievement of approximately 25% of the objectives will result in payment of the threshold amount, achievement of 75% of the objectives will result in payment of an interim amount, achieving 100% of the objectives will result in payment of the target amount, and achieving or exceeding approximately 120% of the objectives will result in payment of the maximum amount.

RETIREMENT INCOME TABLE

     The following table sets forth the estimated annual pension benefits payable effective December 31, 1994, assuming retirement at age 65 after selected periods of continuous service, under the Corporation's retirement plan which applies to virtually all exempt salaried employees. The Corporation's



retirement plan for salaried employees provides for fixed retirement benefits based on years of service and compensation received. All compensation shown in the Salary and Bonus columns of the Summary Compensation Table is included as compensation under the pension plan.

Average Annual
 Earnings for
  Highest 5               Estimated Annual Retirement Benefits
 Consecutive             Years of Credited Service at Retirement
Years of Final
 10 Years of
  Service
                 10        15        20        25         30        35*

  $200,000     $29,663   $44,494   $59,326   $74,157    $88,989  $103,820

   300,000      45,163    67,744    90,326   112,907    135,489   158,070

   400,000      60,663    90,994   121,326   151,657    181,989   212,320

   500,000      76,163   114,244   152,326   190,407    228,489   266,570

   600,000      91,663   137,494   183,326   229,157    274,989   320,820

   700,000     107,163   160,744   214,326   267,907    321,489   375,070

   800,000     122,663   183,994   245,326   306,657    367,989   429,320

   900,000     138,163   207,244   276,326   345,407    414,489   483,570

 1,000,000     153,663   230,494   307,326   384,157    460,989   537,820

 1,100,000     169,163   253,744   338,326   422,907    507,489   592,070

 1,200,000     184,663   276,994   369,326   461,657    553,989   646,320

 1,300,000     200,163   300,244   400,326   500,407    600,489   700,570

 1,400,000     215,663   323,494   431,326   539,157    646,989   754,820

     The above amounts have been computed on the basis of a straight-life annuity and are not subject to any deduction for social security or other offset amounts.

     Benefits under the plan are limited to the extent required by provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under the Supplemental Employee Retirement Plan under which such amounts are payable to all qualifying employees including the officers of the Corporation.

    *Maximum number of years of service for which the pension benefit accrues. However, employees who were participants in the Maytag Company Salaried Employees' Retirement Plan on December 31, 1990, and who retire or terminate employment on or before January 1, 2005 have been grandfathered and are eligible for additional credited service. For these employees, the maximum amount of credited service that may be taken into account in calculating a



portion of the benefit under the current plan shall be forty (40) years until January 1, 2001, at which time such maximum shall decrease by one (1) year until it is reduced to thirty-five (35) years by the year 2005, provided, however, that the declining maximum shall not be applied to reduce any participant's years of credited service below the number of years of credited service earned by such participant as of the date on which the maximum first applies.

     All employees shown below, with the exception of Joseph F. Fogliano and John P. Cunningham, Jr., were in the Maytag Company Salaried Employees' Retirement Plan on December 31, 1990. To calculate the effect of the above grandfathering provision, add to the benefit shown for an employee with 35 years of service an amount equal to one per cent (1%) multiplied by the number of years of service in excess of 35 multiplied by the average annual earnings shown in the first column of the table above.

     The years of credited service for the named executive officers as of December 31, 1994 are: Leonard A. Hadley 35.5; John P. Cunningham, Jr. 1.0; Joseph F. Fogliano 2.0; Edward H. Graham 8.7; and Carleton F. Zacheis 36.4.


                           EMPLOYMENT CONTRACTS AND
            TERMINATION OF EMPLOYMENT CHANGE-OF-CONTROL ARRANGEMENTS

     The Corporation has entered into agreements with each of the named executive officers which would become operable only in the event of a change-of-control of the Company. Agreements provide that if the officer's employment terminates for any reason within three years after a change-of-control, the officer will be entitled to payments equal to three times total compensation (salary and maximum bonus) at the rate in effect immediately prior to the change-of-control, maximum payout on any outstanding restricted stock awards, and to continued participation in certain of the Corporation's benefit programs for the same three-year period.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND PRINCIPLES

     The compensation philosophy of the Corporation is to provide total compensation that is competitive with other industrial organizations and consider both the performance of the Corporation and the individual. The Corporation believes compensation based on this philosophy will attract and retain personnel whose primary goal is to achieve continuous and long-term superior performance. The total compensation for executives may include annual base salary, annual incentive compensation, long-term incentive compensation and fringe benefits. The Corporation has long maintained that total compensation of its executive officers, including the named executive officers, should be linked to both individual performance and operating performance of the Corporation. This linkage is achieved in the following manner:

Annual Base Salary

     A salary range for each position is established using average base pay of executives employed at industrial manufacturing organizations selected by professional compensation consultants as a guide. The performance of the organizations in the industrial database is not known and therefore not considered when establishing salary ranges. The companies included in the industrial database comprise many of the companies included in the S&P



Furnishings and Appliance Stock Index used in the Performance Graph below, as well as other companies. The Committee relies on a broad array of companies in various industries for comparative analysis of executive compensation because the Committee believes that the Corporation's competitors for executive talent are more varied than the Peer Group chosen for comparing stockholder return in the Performance Graph. Executive pay within the salary range is determined based upon individual qualifications, experience and performance against specific individual responsibilities.

Annual Incentive

     Annual incentive compensation is paid to eligible individuals in cash based upon a percentage of base salary and varies depending upon the individual's position, responsibility and performance. Executives are eligible for annual cash incentive awards based upon three equally weighted factors of organizational operating income performance against plan, organizational operating income compared to prior year and organizational performance against key strategic objectives. An award may be increased or decreased based upon the executive's personal performance. Performance is reviewed and rated annually against these factors. This rating is used to establish eligibility for and the level of an annual cash incentive payment. However, the Compensation Committee may adjust these formula based awards if, in its judgment, adjustment is warranted. Maytag does not anticipate any significant financial impact due to the deduction limitation of Internal Revenue Code
Section 162(m) for the Annual Incentive Plan in 1995.

Long-Term Incentive

     Long-term incentive compensation opportunities are available to executives in positions with significant responsibilities, accountabilities and impact on long-term performance. Long-term incentive compensation is made available in the form of Performance-Based Restricted Stock awards (which are currently composed of 70% restricted stock and 30% restricted units) and stock options. Performance-Based Restricted Stock awards are subject to vesting provisions and dependent upon the Corporation achieving pre-determined levels of return on sales and return on assets. The achievement of these performance goals should impact favorably on shareholder value. The level of award is based upon a percentage of base salary and varies depending upon the individual's position and responsibilities. Eligibility for participation in the long-term incentive program and vesting provisions is approved by the Compensation Committee of the Board of Directors. The overall number of shares available for the grant of Performance-Based Restricted Stock awards and options has been approved by the Corporation's shareholders and the amount of awards to individuals is approved by the Compensation Committee of the Board of Directors. The Maytag Corporation Stock Option Plan for Executives and Key Employees and the overall number of shares available have been approved by the shareholders. The size of Stock Option grants for the named executives is determined at the discretion of the Compensation Committee. Survey data indicates that these awards are below the average grants made to executives in similar positions at other industrial organizations. Both of these stock based incentive plans are designed to encourage a significant equity ownership interest in the company to help assure that the interests of the executives are closely aligned to those of other shareholders.

PERFORMANCE OF THE CORPORATION AND CEO COMPENSATION

     As indicated in the above discussion, the total compensation of the Corporation's executives, including the CEO, consists of base salary, annual



cash incentive compensation, long-term incentive compensation, and fringe benefits. These plans consider individual performance, Corporation performance, and comparison to salary data for industrial organizations for comparable positions. The Corporation's performance showed significant improvement in 1994, with record shipments, sales and earnings from continuing operations. Return on assets improved from 3.2% in 1993 to 5.8%. Free cash flow of $233 million allowed the Corporation to reduce the debt to total capitalization ratio to 50.7% from 60.6%. Other notable performance achievements for 1994 included:

      The North American Appliance Group achieved market share gains in virtually all product categories;

      U.S. floorcare continued to be strong with record shipments, revenue and profits resulting in the best performance since its acquisition in 1989;

      Vending machine sales increased substantially -- 22.4% over 1993 driven by both its traditional vender line and its new product, the glass front merchandiser;

      Hoover Europe had operating profit for the first time since its acquisition in 1989.

     All of these factors contributed to achieving specific annual goals and objectives and improvement in the Corporation's earnings per share in 1994.

     Mr. Hadley's 1994 salary of $563,800 represented a 5% increase over 1993. In arriving at this rate, the Compensation Committee considered the following factors: his lower than average base pay compared to other CEOs in the industrial companies surveyed, his performance as CEO during 1993, and his plans for improving earnings for 1994. Increases in base salary for 1994 for the other named executives were based on individual performance, job content and compensation of similar executives in the industrial organizations surveyed. In 1994, Maytag achieved in excess of 100% of the Committee-approved strategic and financial goals set forth for the 1994 Annual Management Incentive Plan and discussed above under "Annual Incentive". Because all goals were achieved, Mr. Hadley received 1994 annual incentive compensation of $505,000 which is approximately 96 percent of his 1994 maximum opportunity. In 1994, a grant based on percentages of Mr. Hadley's and the other named executive officers' base salaries was made under the Performance-Based Restricted Stock Plan. Payouts under the grant are based on the Corporation meeting return on sales and return on assets objectives for the three-year period January 1, 1994 through December 31, 1996 as reflected in the Long-Term Incentive Plans Award Table. In 1994, no payouts were made under the Performance-Based Restricted Stock Plan because no grant matured during this time. As a component of long-term incentive compensation, options to purchase 25,000 shares of common stock were granted to Mr. Hadley under the terms of the Corporation's 1992 Stock Option Plan. This award was below the average grant made to CEO's of the industrial companies surveyed. Grants of options to the named executive offiers are reflected in the stock option table on Page 8.

     The foregoing report is furnished by the following members of the Compensation Committee:

     Howard L. Clark, Jr.         Wayland R. Hicks            W. Ann Reynolds
     John A. Sivright             Neele E. Stearns, Jr.




     All members of the Committee served all of 1994 except Mr. Hicks, who became a member in November, 1994 and Mr. Sivright who did not serve in 1994 but became Chairman of the Committee replacing Mr. Clark in January, 1995. Harvey Kapnick retired from the Board and the Committee on November 30, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, Howard L. Clark, Jr. served as Chairman of the Compensation Committee and participated in decisions involving the full range of Committee activities regarding the Chief Executive Officer and other named executive officers' compensation and related decisions. Mr. Clark is an executive officer of Lehman Brothers Inc., an investment banking firm with which the Corporation intends to contract in 1995 for investment banking services.
Mr. Clark resigned from the Committee in January, 1995 before the establishment of any contractual relationship between the Corporation and Lehman Brothers Inc. and prior to the Committee taking any action on 1994 annual incentive compensation for the Chief Executive Officer and other named executive officers.

SHAREHOLDER RETURN PERFORMANCE

     The following graph compares the Corporation's cumulative total shareholder return on its common stock from December 31, 1989 to December 31, 1994 with the S&P 500 Stock Index and the S&P Furnishings and Appliance Stock Index (both of which include the Corporation).

                          Cumulative Total Return
           Based on reinvestment of $100 beginning December 31, 1989

$400___________________________________________________________________________
$300___________________________________________________________________________
$200___________________________________________________________________________
$100___________________________________________________________________________
$  0    Dec-90       Dec-91      Dec-92      Dec-93      Dec-94

________Maytag Corp.     -- -- -- S&P 500    - - - - - S&P  Household
                                                       Furnishings & Appliances
                                                       Index
                                               SOURCE:  GEORGESON & COMPANY INC.
_______________________________________________________________________________
                   Dec-89    Dec-90    Dec-91     Dec-92     Dec-93      Dec-94
_______________________________________________________________________________
Maytag Corp.       $ 100     $ 58      $  87      $  87      $ 108       $  93

S&P 500            $ 100     $ 97      $ 126      $ 136      $ 150       $ 152

S&P 500  Household $ 100     $ 67      $  99      $ 112      $ 161       $ 131
Furnishings &
Appliances Index
________________________________________________________________________________


COMPENSATION OF DIRECTORS

     Only directors who are not officers or employees of the Corporation are entitled to compensation as directors and such directors are paid a retainer of $23,000 per annum, $1,000 for each meeting of the Board attended, $1,000 for attendance at each called committee meeting and reimbursement for actual



expenses. Telephone meetings are compensated at $750 per meeting.
Non-employee committee chairmen receive an additional $3,000 per annum except the Executive Committee chair who receives an additional $4,000.

     All directors who are not employees of the Corporation or one of its subsidiaries are participants in the Maytag Corporation Directors Pension Plan (the "Directors Pension Plan"), an unfunded, noncontributory pension plan. Under the Directors Pension Plan, each participant who ceases to be a director of the Corporation after completion of at least 5 years of service will receive a pension, beginning at the later of the director's attaining age 70 or ceasing tenure as a director. Such pension will be an annual amount, payable in monthly installments equal to the director's annual retainer (excluding any fees for attendance of meetings of the Board or any committee thereof, services as a committee chairman and expense reimbursements) for the twelve-month period prior to the commencement of such pension.

     All directors who are not employees of the Corporation or one of its subsidiaries are eligible to participate in the Maytag Directors Deferred Compensation Plan, which provides that directors may elect to defer all or a portion of compensation paid for services as a director until their retirement or termination from the Board. Deferred amounts are paid interest at the prime rate until retirement or termination. Benefits are payable from the general assets of the Corporation. In the event of a change-of-control of the Corporation all amounts deferred plus accumulations are immediately payable in full.

     Pursuant to the Corporation's Non-Employee Directors Stock Option Plan, each non-employee director of the Corporation was awarded an option to purchase 1,000 shares of the Corporation's common stock on May 11, 1989 and options to purchase 2,000 shares on the day following the Annual Meeting of the Corporation's shareholders in each of the years 1990 - 1994. On the day following each subsequent annual meeting of the Corporation's shareholders through 1999 (unless all shares available under such Plan become subject to options prior to such time) each non-employee member of the Corporation's Board of Directors will be granted an option to purchase 2,000 shares of the Corporation's common stock. The option price under all such options is and will be equal to the fair market value of the common stock on the date of grant. The term of such options is five years from the date of grant. Each option is exercisable immediately upon grant. The aggregate number of shares of common stock that may be granted pursuant to the Non-Employee Directors Stock Option Plan may not exceed 250,000, subject to adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. Such Plan may not be amended or discontinued without shareholder approval.


SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1996 ANNUAL MEETING

     Proposals of shareholders intended for presentation at the 1996 Annual Meeting must be received by the Secretary of the Corporation on or before December 5, 1995, to be considered for inclusion in the 1996 Proxy Statement and Proxy. The Nominating Committee will consider nominees recommended by shareholders as candidates for election to the Board of Directors at the Annual Meeting of Shareholders. A shareholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Corporation of his or her intention to make such a nomination. The notice



of nomination must be received by the Corporation not less than sixty days nor more than ninety days prior to the shareholders' meeting, or if less than seventy days notice or prior public disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination. The Corporation may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a director. A nomination which does not comply with the above procedure will be disregarded.

OTHER MATTERS

     The Corporation will bear the cost of the proxy solicitation. In addition to solicitation by mail, the Corporation will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Corporation's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and employees of the Corporation, not employed for the purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or telegraph. The Corporation has retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee of $12,500, plus out-of-pocket expenses.

     Neither the Corporation nor the members of its Board of Directors intend to bring any other matters before the meeting, and they have no present knowledge that any other matters will or may be brought before the meeting by others. However, if any matters properly come before the meeting it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment.







PROXY CARD
- ----------
                                MAYTAG CORPORATION



Proxy for Annual Meeting, April 25, 1995, Solicited by the Board of Directors


     Leonard A. Hadley, John P. Cunningham, Jr. and E. James Bennett, and each of them (with full power to act without the other and with power of substitution), are hereby appointed attorneys and proxies of the undersigned to attend the Annual Stockholders Meeting on April 25, 1995, and any adjournment thereof, and to vote and act for the undersigned on reverse side:



     This proxy revokes all previous proxies. Unless specified to the contrary it will be voted FOR items (1) and (2).


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                         See Reverse Side


X    Please mark
     votes as in
     this example.


     The Board of Directors recommends a vote "FOR" items (1) and (2).

1.   Election of Directors
     Nominees: Wayland R. Hicks, W. Ann Reynolds, John A. Sivright, Fred G. Steingraber

     FOR       or        WITHHELD
     ALL                 FROM ALL
     NOMINEES            NOMINEES

(INSTRUCTION: For, except vote withheld from the following nominee(s): write that nominee's name on the space provided below.)
______________________________________________________________________________

2.   FOR       AGAINST   or   ABSTAIN

     The selection of Ernst & Young LLP as independent public auditors to examine the financial statements to be included in the Annual Report to Stockholders for 1995.
______________________________________________________________________________


     In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment.


Dated ______________________, 1995      Dated ______________________, 1995


_____________________________           _____________________________
(Signature of Stockholder)              (Signature of Stockholder)


Please date, sign exactly as name appears above, and return in the enclosed envelope. Executors, administrators, trustees, guardians or attorneys should indicate the capacity in which they sign. Corporate owners should sign in their corporate names and affix their seals.


                                   ______    MARK HERE
                                             FOR ADDRESS
                                             CHANGE AND
                                             NOTE AT LEFT



March 23, 1995




To:  Plan Participant Shareholders


Re:  Combined Proxy Card and Voting Instructions to Trustees


             COMBINED PROXY CARD AND VOTING INSTRUCTIONS TO TRUSTEES

Maytag Corporation has worked with Bank of Boston and the Trustees of the 401(k) and ESOP plans to combine on a single proxy card shares you may hold in an account in your own name with Trustee held shares to reduce duplicate mailings of proxy materials

The enclosed Proxy Card includes shares you may own in a regular account in your name, shares held by Fidelity Management Trust Company (FMT Co.) as Trustee of Maytag Corporation Salary Savings Plan (401(k) Plan) and shares held by State Street Bank and Trust Company (State Street) as Trustee of the Maytag Corporation Employee Stock Ownership Plan (ESOP).

The number of shares in the respective types of accounts are listed at the top of the Proxy Card by the following codes:

               regular account:    COM
               401(k) account:     401
               ESOP account:       ESO

Only the types of accounts in which you have shares will be printed on the Proxy Card. When you vote, sign and return your proxy card, you will be voting your regular account shares and be providing directions to the trustees of the 401(k) and ESOP plans for voting as follows:

             Participants in Maytag Corporation Salary Savings Plan
                               (shares coded 401)

Under the provisions of the trust relating to the Maytag Corporation Salary Savings Plan, Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Maytag Corporation common stock held under the plans is to be voted at the annual meeting of stockholders scheduled to be held on April 25, 1995.


March 23, 1995
Page Two





        Participants in Maytag Corporation Employee Stock Ownership Plan
                               (Shares coded ESO)

As voting Participant (or Beneficiary) in the Maytag Corporation Employee Stock Ownership Plan (the Plan) which provides the match to your contributions to the Maytag Corporation Salary Savings Plan, you will be directing State Street Bank & Trust Company (Trustee) to vote your shares of Maytag Corporation common stock allocated to your account in the Plan, and also a portion of the total number of shares of stock held by the Trustee for which no instructions are timely received by the Trustee and the shares of stock held as unallocated shares as of the shareholder record date.

Your instructions and directions to Fidelity Management Trust Company and to State Street Bank and Trust Company will not be divulged or revealed to anyone at Maytag Corporation.



E J Bennett

E. James Bennett
Secretary and
Assistant General Counsel